Exhibit 99.2

Yum! Brands and Grubhub Announce New U.S. Growth Partnership

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Initially includes online ordering for pickup and delivery from KFC and Taco Bell restaurants in the U.S.

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Yum! to purchase $200M of common stock from Grubhub

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Pizza Hut U.S. President Artie Starrs to join Grubhub board of directors as an independent director

LOUISVILLE, KY and CHICAGO, IL, Feb. 8, 2018 – Yum! Brands (NYSE: YUM), one of the world’s largest restaurant companies, and Grubhub (NYSE: GRUB), the nation’s leading online and mobile takeout food-ordering company, today announced a new partnership to drive incremental sales to KFC and Taco Bell restaurants in the U.S. through online ordering for pickup and delivery. YUM also entered into an agreement with Grubhub to purchase $200 million of common stock, subject to customary closing conditions, an investment that will provide Grubhub with additional liquidity to accelerate expansion of its industry-leading U.S. delivery network, drive more orders to YUM restaurants, and further enhance the ordering and delivery experience for diners, restaurants and drivers.

The unique partnership aligns with YUM’s long-term strategies to make its iconic brands easier for consumers to access and drive profitable incremental sales growth for franchisees. Grubhub will be YUM’s only national partner providing dedicated support for KFC and Taco Bell branded online delivery channels, along with access to Grubhub’s online ordering platform, logistics and last-mile support for delivery orders, and point-of-sale integration to streamline operations. KFC, Taco Bell and Grubhub will engage in joint marketing initiatives that will generate new diners and drive order frequency for existing diners.

“We are committed to making our iconic brands easier to access through online ordering for pickup and delivery, and aggressively pursuing delivery as a strategic global growth opportunity, with nearly half of our 45,000 restaurants already offering it today,” said Greg Creed, Chief Executive Officer, Yum! Brands, Inc. “We’re pleased to secure this partnership with Grubhub in order to drive incremental, profitable growth for our U.S. franchisees over the long term. Our partnership and strategic investment in Grubhub demonstrate our laser-like focus on two of our growth drivers: Distinctive, Relevant & Easy Brands and Unmatched Franchise Operating Capability.”

KFC, Taco Bell and Grubhub will work with franchisees to test and roll out online ordering for pickup and delivery to thousands of participating KFC and Taco Bell restaurants in the U.S. markets Grubhub serves. When the initial phase of this Grubhub partnership is launched over the coming months, KFC will offer door-to-door delivery of its freshly hand-prepared Original Recipe® chicken and other menu items to consumers in the U.S. The partnership will help bring Taco Bell's innovative menu items like Doritos Locos Tacos and the signature Crunchwrap Supreme® to more Taco Bell fans where, when and how they want it.

“We are thrilled to bring KFC and Taco Bell to Grubhub. Grubhub was founded to help small business owners and restaurant entrepreneurs grow, and we look forward to supporting YUM’s local operators by driving greater sales and profit growth through access to our 14 million active diners,” said Matt Maloney, Chief Executive Officer, Grubhub. “Our best-in-class logistics platform, which currently delivers for tens of thousands of restaurants, and our industry-first point-of-sale integrations make us the ideal partner for YUM. We are excited to tap into the unmatched consumer awareness and innovative advertising of KFC and Taco Bell, helping accelerate the secular shift from offline ordering to online, driving more orders to all of our restaurants.”

Finally, as a part of the partnership, Grubhub will expand its board of directors from nine to 10 members and appoint Pizza Hut U.S. President Artie Starrs to the newly created board seat as an independent director. Pizza Hut, which serves and delivers more pizza than any other pizza company in the world, fulfills more than 100 million delivery transactions in the U.S. annually and manages a world-class network of drivers. Grubhub and Pizza Hut will work together to determine how best to leverage their respective scale and expertise.

“I have admired Grubhub’s innovative approach and dynamic leadership team, and I’m honored to be joining their board,” said Starrs. “I have tremendous respect for Matt Maloney and the Grubhub board, and I look forward to working with them.”

YUM and Grubhub will discuss this partnership on their scheduled earnings calls today, at 8:15 a.m. Eastern Time / 7:15 a.m. Central Time and 10:00 a.m. Eastern Time / 9:00 a.m. Central Time, respectively. A live webcast of the conference calls will be available at www.yum.com/investors and https://investors.grubhub.com.

Goldman, Sachs & Co. served as financial advisor and Mayer Brown is serving as legal advisor to Yum! Brands.  Kirkland & Ellis LLP served as legal advisor to Grubhub Inc.

About Yum! Brands

Yum! Brands, Inc., based in Louisville, Kentucky, has over 44,000 restaurants in more than 135 countries and territories and is one of the Aon Hewitt Top Companies for Leaders in North America.  In 2018, Yum! Brands was recognized as part of the inaugural Bloomberg Gender-Equality Index.  In 2017, Yum! Brands was named to the Dow Jones Sustainability North America Index and ranked among the top 100 Best Corporate Citizens by Corporate Responsibility Magazine.  The company’s restaurant brands – KFC, Pizza Hut and Taco Bell – are the global leaders of the chicken, pizza and Mexican-style food categories.  Worldwide, the Yum! Brands system opens over six new restaurants per day on average, making it a leader in global retail development.

About Grubhub

Grubhub (NYSE: GRUB) is the nation's leading online and mobile takeout food-ordering marketplace with the most comprehensive network of restaurant partners and largest active diner base. Dedicated to moving eating forward and connecting diners with the food they love from their favorite local restaurants, the company's platforms and services strive to elevate food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub is proud to work with approximately 80,000 restaurant partners in over 1,600 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, Eat24, AllMenus and MenuPages.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food borne-illness issues; health concerns arising from outbreaks of viruses or other diseases; the success of our franchisees and licensees, and the success of our refranchising strategy generally; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our increasing dependence on digital commerce platforms and information technology systems; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; recent Tax Legislation and other tax matters, including disagreements with taxing authorities; consumer preferences and perceptions of our brands; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

Yum! Brands:

Analysts are invited to contact: Keith Siegner, Vice President, Investor Relations, Corporate Strategy and Treasurer, at 888/298-6986 Kelly Knybel, Director, Investor Relations, at 888/298-6986.

Members of the media are invited to contact: Virginia Ferguson, Director, Public Relations, at 502/874-8200.

Grubhub:

Analysts are invited to contact: Dave Zaragoza, Corporate Finance & Investor Relations, Grubhub at ir@grubhub.com.

Members of the media are invited to contact: Katie Norris, Press & Public Relations, Grubhub at press@grubhub.com.